SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported) May 15, 2002


                                   YP.NET.INC
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               (Exact Name of Registrant as Specified in Charter)


         Nevada                      0-24217                  85-026668
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State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                  File Number)           Identification No.)


     4840 East Jasmine Street, Suite 105, Mesa, Arizona             85205
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      (Address of Principal Executive Offices)                   (Zip Code)


   Registrant's telephone number, including area code          (480) 654-9646

                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS

The Registrant announces the appointment of Mr. Peter Bergmann to its Board of Directors. This appointee replaces the position held by Mr. Harold Roberts see
Item 6. Resignations of Registrants Directors. Mr. Bergmann brings to the Board a unique combination of talents and expertise.

Mr. Bergmann's credits are numerous: Executive V. P. and Special Assistant to the Chairman of the Board of the American Broadcasting Company, developer and producer of a wide range of news, theatrical, and commercial projects ranging from feature films, television movies and series to commercials for Pepsi and McDonalds, head of the television division of Major Arts (Paramount), and founder of his own television development and production company. More importantly, he has been the Chairman of a major advertising agency located in the Los Angeles, California area.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

The Board of Directors has accepted the resignation of its Director, Harold Roberts. Mr. Roberts has decided to resign from the Board of Directs due to
personal issues.   The Board of Directors has replaced Mr. Roberts with a new
Director Mr. Peter Bergmann see Item 5. Other Events.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   YP.NET.INC.


         Date:  May 15, 2002                By: /s/ Angelo Tullo
         -------------------                --------------------
                              Angelo Tullo, Chairman, President, Chief Executive
                                                     Officer


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